Exhibit 10.3

Share Exchange Agreement

THIS SHARE EXCHANGE AGREEMENT (the “Agreement”) is made and entered into this 15th day of August 2013, by and between Joseph Wade and Globalgroup Investment Holdings, Inc., (hereinafter "GIHI"), a corporation organized under the laws of the State of Nevada.

WITNESSETH:

WHEREAS, GIHI agreed to a Merger Agreement on August 6, 2013 to acquire 100% of Embarr Downs of California, Inc.;

WHEREAS, Joseph Wade owns 850,000 shares of Embarr Downs of California, Inc. and agreed to exchange those shares for 5,100,000,000 shares of GIHI.

WHEREAS, the parties wish to modify the previous agreement pursuant to the terms of this Agreement;

NOW THEREFORE, in consideration of the promises and of the mutual covenants herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

Paragraph 1:  Joseph Wade acquired 850,000 shares of Embarr Downs of California for $2,500 on February 23, 2012.

Paragraph 2: Embarr Downs of California has an outstanding share count of 1,000,000.

Paragraph 3:  Joseph Wade hereby agrees to surrender the 850,000 shares of Embarr Downs of California in exchange for shares of GIHI and GIHI agrees to issue the shares listed below to Joseph Wade.

Paragraph: The acquisition of Embarr Downs of California shall be completed in transactions.  As such, Joseph Wade shall be entitled to receive the following number of shares of GIHI in exchange for its shares of Embarr Downs:

1,475,000,000 shares of Common Stock
3,400,000 Series Preferred Shares

Paragraph 4:  The outstanding share count of GIHI will be 3,984,193,692 of Common Stock and 4,000,000 shares of Series Preferred Stock.

Paragraph 5:  GIHI agrees to pay for the legal opinion for these shares to become free trading under Rule 144.  GIHI understands and is aware that these shares will be immediately to become free trading under Rule 144.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

Globalgroup Investment Holdings, Inc.,

By: Joseph Wade
Its: President/CEO

Joseph Wade

By: Joseph Wade